Exhibit 99.1

FireEye Reports Financial Results for Second Quarter 2019

•Q2 revenue of $218 million increased 7 percent from the second quarter of 2018
•Q2 billings of $221 million increased 13 percent from the second quarter of 20181
•Successfully closed the acquisition of Verodin on May 28, 2019

MILPITAS, Calif. – July 30, 2019 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the second quarter ended June 30, 2019.
“Our billings growth in the second quarter was led by an acceleration in growth in our platform, cloud subscription, and managed services category,” said Kevin Mandia, FireEye chief executive officer. “Demand was strong for our threat intelligence and managed defense solutions, as well as our strategic Mandiant services. Looking forward, we are excited by the opportunities created by the addition of the Verodin security instrumentation platform to our solutions offering.”
Second Quarter 2019 Financial Results
•Revenue of $218 million increased 7 percent from the second quarter of 2018 and was above the guidance range of $213 million to $217 million.
•Billings of $221 million increased 13 percent from the second quarter of 2018 and were at the high end of the range of $207 million to $222 million.1
•GAAP gross margin was 64 percent of revenue, compared to 67 percent of revenue in the second quarter of 2018.
•Non-GAAP gross margin was 72 percent of revenue, compared to 75 percent of revenue in the second quarter of 2018, and was below the guidance range of 74 percent to 75 percent of revenue.1
•GAAP operating margin was negative 26 percent of revenue, compared to negative 24 percent of revenue in the second quarter of 2018.
•Non-GAAP operating margin was negative 1 percent of revenue, compared to 2 percent of revenue in the second quarter of 2018, and was below the guidance range of 0 percent to 2 percent of revenue.1
•GAAP net loss per share was $0.33, compared to GAAP net loss per share of $0.38 in the second quarter of 2018.
•Non-GAAP net loss per share was $0.01, compared to non-GAAP net income per share of $0.00 in the second quarter of 2018, and was below the guidance range of non-GAAP net income per share of $0.00 to $0.02.1
•Cash flow used in operations was $15 million, compared to cash flow used in operations of $44 million in the second quarter of 2018, and was below the low end of the guidance range of cash flow used in operations of $7 million to $12 million. Cash flow used in operations for the second quarter of 2018 included $44 million deemed to be a repayment of accreted debt discount on $340 million principal amount of the 1.000% Convertible Senior Notes due 2035 ("Series A Notes") that were repurchased and retired prior to maturity.
“We were encouraged by our continued strong billings performance in the second quarter, and in particular by an increase in new business sales and growth in our platform, cloud subscription and managed services category," said Frank Verdecanna, FireEye chief financial officer and chief accounting officer. “However, these positive dynamics in our business also resulted in a greater than expected increase in expenses related to cloud hosting and commissions on new business, which negatively impacted our gross and operating margins. Additionally, the end of life for our third-generation appliances resulted in a decline in annual recurring revenue in the product and related subscription and support category as contracts attached to these appliances expired. This resulted in a reduced outlook for revenue in the product and related subscription and support category in the second half of 2019.”
1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter and Updated 2019 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the third quarter of 2019, FireEye currently expects:
•Revenue in the range of $217 million to $221 million.
•Billings in the range of $245 million to $255 million.
•Non-GAAP gross margin as a percent of revenue of approximately 72 percent.
•Non-GAAP operating margin as a percent of revenue in the range of 0 percent to 2 percent.
•Non-GAAP net income per diluted share between $0.00 and $0.02.
•Cash flow generated by operations between $15 million and $25 million.
•Capital expenditures of approximately $10 million.
Non-GAAP net income per diluted share for the third quarter assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company’s convertible senior notes, provision for income taxes of between $1.5 million and $2.0 million, and weighted average diluted shares outstanding of approximately 218 million.
For 2019, FireEye currently expects:
•Revenue in the range of $865 million to $875 million.
•Billings in the range of $935 million to $955 million.
•Non-GAAP gross margin as a percent of revenue of approximately 73 percent.
•Non-GAAP operating margin as a percent of revenue between 0 percent and 1 percent.
•Non-GAAP net income per diluted share between $0.00 and $0.04.
•Cash flow generated by operations between $85 million and $105 million.
•Capital expenditures between $40 million and $50 million.
Non-GAAP net income per diluted share for 2019 assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company's convertible senior notes, provision for income taxes of between $6 million and $8 million, and weighted average diluted shares outstanding of approximately 214 million.
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation in the third quarter of 2019 and full year 2019 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.
Conference Call Information
FireEye will host a conference call today, July 30, 2019, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its second quarter financial results and the company’s outlook for the third quarter and full year 2019. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the third quarter and full year 2019, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, interest income and expense, provision for income taxes, non-GAAP net income per diluted share, weighted average diluted shares outstanding, cash flows generated by operations, and capital expenditures in the section entitled “Third Quarter and Updated 2019 Outlook” above, as well as statements regarding market opportunities.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on May 3, 2019, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating income, operating margin, net income (loss), and net income (loss) per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue.
FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax provision (benefits). FireEye defines non-GAAP net income per diluted share as non-GAAP net income divided by weighted average diluted shares outstanding. Weighted average diluted shares used to calculate non-GAAP net income per diluted share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net loss and net loss per share in the second quarter of 2019 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, acquisition-related expenses, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete provision for income taxes. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net income and net income per share in the second quarter of 2018 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, non-cash losses on the repurchase and retirement of $340 million principal amount of Series A Notes, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per share excluded shares issuable upon conversion of convertible senior notes that are anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 8,200 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.
© 2019 FireEye, Inc. All rights reserved. FireEye, Verodin and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media inquiries:
Media.Relations@fireeye.com

Investor inquiries:
Investor.Relations@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$331,901	$409,829
Short-term investments	655,841	706,691
Accounts receivable, net	127,450	157,817
Inventories	6,100	6,548
Prepaid expenses and other current assets	98,708	100,295
Total current assets	1,220,000	1,381,180
Property and equipment, net	95,876	89,163
Operating right-of-use assets, net	62,870	—
Goodwill	1,204,674	999,804
Intangible assets, net	163,250	143,162
Deposits and other long-term assets	84,492	82,769
Total assets	$2,831,162	$2,696,078

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,246	$26,944
Operating lease liabilities, current	17,434	—
Accrued and other current liabilities	24,004	29,797
Accrued compensation	55,104	63,808
Convertible senior notes, current, net	114,310	—
Deferred revenue, current	545,876	556,815
Total current liabilities	783,974	677,364
Convertible senior notes, non-current, net	871,967	962,577
Deferred revenue, non-current	366,873	378,013
Operating lease liabilities, non-current	75,920	—
Other long-term liabilities	3,658	27,730
Total liabilities	2,102,392	2,045,684
Stockholders' equity:
Common stock	21	20
Additional paid-in capital	3,369,963	3,152,159
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	970	(2,299)
Accumulated deficit	(2,492,184)	(2,349,486)
Total stockholders’ equity	728,770	650,394
Total liabilities and stockholders' equity	$2,831,162	$2,696,078

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Product, subscription and support	$174,102	$167,429	$344,005	$332,902
Professional services	43,506	35,267	84,147	68,864
Total revenue	217,608	202,696	428,152	401,766
Cost of revenue: (1)(2)(3)
Product, subscription and support	53,198	46,136	101,666	93,565
Professional services	24,195	21,146	47,295	41,646
Total cost of revenue	77,393	67,282	148,961	135,211
Total gross profit	140,215	135,414	279,191	266,555
Operating expenses: (1)
Research and development (2)(3)	67,538	63,575	134,933	129,771
Sales and marketing (2)	101,494	94,196	205,390	191,447
General and administrative (4)	27,926	26,179	55,302	54,597
Restructuring charges (5)	—	—	3,799	—
Total operating expenses	196,958	183,950	399,424	375,815
Operating loss	(56,743)	(48,536)	(120,233)	(109,260)
Other expense, net (6)(7)	(10,040)	(22,912)	(19,743)	(32,965)
Loss before income taxes	(66,783)	(71,448)	(139,976)	(142,225)
Provision for income taxes (8)	540	1,411	2,722	2,464
Net loss attributable to common stockholders	$(67,323)	$(72,859)	$(142,698)	$(144,689)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.38)	$(0.71)	$(0.77)
Weighted average shares used in per share calculations, basic and diluted	204,109	189,696	201,001	188,085

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(142,698)	$(144,689)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,102	44,601
Stock-based compensation	80,474	81,040
Non-cash interest expense related to convertible senior notes	23,700	20,144
Loss on repurchase of convertible senior notes	—	10,764
Deemed repayment of convertible senior notes attributable to accreted debt discount (9)	—	(43,575)
Deferred income taxes	(18)	(60)
Other	637	2,372
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	32,860	24,892
Inventories	(243)	(2,266)
Prepaid expenses and other assets	3,959	4,892
Accounts payable	4,415	(4,152)
Accrued liabilities	(3,566)	949
Accrued compensation	(8,704)	(1,209)
Deferred revenue	(24,830)	(30,545)
Other long-term liabilities	(4,564)	1,742
Net cash provided by (used in) operating activities	9,524	(35,100)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(28,240)	(26,645)
Purchases of short-term investments	(258,104)	(218,842)
Proceeds from maturities of short-term investments	311,905	209,045
Business acquisitions, net of cash acquired	(127,249)	(5,945)
Lease deposits	426	26
Net cash used in investing activities	(101,262)	(42,361)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	—	584,405
Purchase of capped calls	—	(65,220)
Repurchase of convertible senior notes	—	(286,817)
Proceeds from employee stock purchase plan	12,315	10,993
Proceeds from exercise of equity awards	1,495	4,579
Net cash provided by financing activities	13,810	247,940
Net change in cash and cash equivalents	(77,928)	170,479
Cash and cash equivalents, beginning of period	409,829	180,891
Cash and cash equivalents, end of period	$331,901	$351,370

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP operating loss	$(56,743)	$(48,536)	$(120,233)	$(109,260)
Stock-based compensation expense (1)	40,151	38,892	80,474	81,040
Amortization of stock-based compensation capitalized in software development costs (3)	847	497	1,640	497
Amortization of intangible assets (2)	12,952	12,646	25,078	25,260
Acquisition related expenses (4)	597	—	597	264
Restructuring charges (5)	—	—	3,799	—
Non-GAAP operating income (loss)	$(2,196)	$3,499	$(8,645)	$(2,199)
GAAP gross margin	64%	67%	65%	66%
Stock-based compensation expense (1)	4%	4%	4%	4%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%	—%	—%
Amortization of intangible assets (2)	4%	4%	4%	4%
Non-GAAP gross margin	72%	75%	73%	74%
GAAP operating margin	(26)%	(24)%	(28)%	(27)%
Stock-based compensation expense (1)	19%	20%	19%	20%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%	—%	—%
Amortization of intangible assets (2)	6%	6%	6%	6%
Acquisition related expenses (4)	—%	—%	—%	—%
Restructuring charges (5)	—%	—%	1%	—%
Non-GAAP operating margin	(1)%	2%	(2)%	(1)%
GAAP net loss	$(67,323)	$(72,859)	$(142,698)	$(144,689)
Stock-based compensation expense (1)	40,151	38,892	80,474	81,040
Amortization of stock-based compensation capitalized in software development costs (3)	847	497	1,640	497
Amortization of intangible assets (2)	12,952	12,646	25,078	25,260
Acquisition related expenses (4)	597	—	597	264
Restructuring charges (5)	—	—	3,799	—
Loss on repurchase of convertible senior notes (7)	—	10,764	—	10,764
Non-cash interest expense related to convertible senior notes (6)	11,922	10,450	23,700	20,144
Adjustment to provision (benefit) from income taxes (8)	(834)	98	(223)	(284)
Non-GAAP net income (loss)	$(1,688)	$488	$(7,633)	$(7,004)
GAAP net loss per common share, basic and diluted	$(0.33)	$(0.38)	$(0.71)	$(0.77)
Stock-based compensation expense (1)	0.20	0.21	0.40	0.43
Amortization of stock-based compensation capitalized in software development costs (3)	—	—	0.01	—
Amortization of intangible assets (2)	0.06	0.07	0.12	0.13
Acquisition related expenses (4)	—	—	—	—
Restructuring charges (5)	—	—	0.02	—

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Loss on repurchase of convertible senior notes (7)	—	0.05	—	0.06
Non-cash interest expense related to convertible senior notes (6)	0.06	0.05	0.12	0.11
Adjustment to provision for (benefit from) income taxes (8)	—	—	—	—
Non-GAAP net income (loss) per common share, basic and diluted	$(0.01)	$0.00	$(0.04)	$(0.04)
Weighted average shares used in per share calculation for GAAP, basic and diluted	204,109	189,696	201,001	188,085
Weighted average shares used in per share calculation for Non-GAAP, basic and diluted	204,109	189,696	201,001	188,085

GAAP net cash provided by (used in) operating activities	$(14,929)	$(44,287)	$9,524	$(35,100)
Deemed repayment of convertible senior notes attributable to accreted debt discount (9)	—	43,575	—	43,575
Non-GAAP net cash provided by (used in) operating activities	$(14,929)	$(712)	$9,524	$8,475

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,964	$3,558	$7,911	$7,180
Cost of professional services revenue	3,641	3,448	7,350	7,350
Research and development expense	11,889	12,418	24,313	26,771
Sales and marketing expense	13,227	12,223	25,767	25,200
General and administrative expense	7,430	7,245	15,133	14,539
Total stock-based compensation expense	$40,151	$38,892	$80,474	$81,040

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$8,947	$8,717	$17,176	$17,379
Cost of professional services revenue	—	—	—	—
Research and development expense	109	134	227	291
Sales and marketing expense	3,896	3,795	7,675	7,590
Total amortization of intangible assets	$12,952	$12,646	$25,078	$25,260

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$196	$188	$399	$188
Cost of professional services revenue	97	94	199	94
Research and development expense	554	215	1,042	215
Total amortization of stock-based compensation capitalized in software development costs	$847	$497	$1,640	$497

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
(4) Includes acquisition related expenses as follows:
General and administrative expense	$597	$—	$597	$264

(5) Includes restructuring charges as follows:
Restructuring charges	$—	$—	$3,799	$—

(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$11,922	$10,450	$23,700	$20,144

(7) Includes non-cash loss on repurchase of convertible senior notes as follows:
Other expense, net	$—	$10,764	$—	$10,764

(8) Includes income tax effect of non-GAAP adjustments as follows:
Provision for (benefit from) income taxes	$(834)	$98	$(223)	$(284)

(9) Includes deemed repayment of convertible senior notes attributable to accreted debt discount as follows:
Net cash used in operating activities	$—	$(43,575)	$—	$(43,575)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP revenue	$217,608	$202,696	$428,152	$401,766
Add change in deferred revenue	6,559	(6,580)	(22,079)	(30,544)
Subtotal	224,167	196,116	406,073	371,222
Less Verodin deferred revenue assumed	(2,750)	—	(2,750)	—
Non-GAAP billings	$221,417	$196,116	$403,323	$371,222

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product and related subscription and support billings	$112,693	$107,025	$213,289	$197,390
Platform, cloud subscription and managed services billings	63,181	49,617	106,294	106,727
Professional services billings	45,543	39,474	83,740	67,105
Non-GAAP billings	$221,417	$196,116	$403,323	$371,222

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product and related subscription and support revenue	$117,490	$122,392	$235,938	$243,484
Platform, cloud subscription and managed services revenue	56,612	45,037	108,067	89,418
Professional services revenue	43,506	35,267	84,147	68,864
Total revenue	$217,608	$202,696	$428,152	$401,766